SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant (X)
Filed by a Party other than the Registrant ( )

Check the appropriate box:


()  Preliminary Proxy Statement           (  )  Confidential, for Use of the
                                                 Commission Only (as permitted
                                                 by Rule 14a-6(e)(2))
(X)  Definitive Proxy Statement
( )  Definitive Additional Materials
( )  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12


                            JAMES RIVER CORPORATION
                (Name of Registrant as Specified in its Charter)


      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

(X)  No fee required

( )  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1)  Title of each class of securities to which transaction applies:

     2)  Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     4)  Proposed maximum aggregate value of transaction:

     5)  Total fee paid:

( )  Fee paid previously with preliminary materials.

( ) Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously Paid:

     2)  Form, Schedule, or Registration Statement No.:

     3)  Filing Party:

     4)  Date Filed:

             [James River logo]  JAMES RIVER CORPORATION OF VIRGINIA

                                                            March 17, 1997

            Dear Shareholder:

                 It is our pleasure to invite you to the Annual Meeting of
            Shareholders of James River Corporation of Virginia to be held at 10:00 A.M. (Eastern daylight time) on THURSDAY, APRIL 24, 1997, IN THE HALSEY FAMILY LECTURE HALL AT THE VIRGINIA HISTORICAL SOCIETY, 428 North Boulevard, Richmond, Virginia. A Notice of this Annual Meeting and a Proxy Statement covering the formal business of the meeting are enclosed, along with the Company's Annual Report to Shareholders for the fiscal year ended December 29, 1996. During the meeting, time will be provided for a review of operations for the past year and items of general interest about the Company.

                 It is important that your shares be represented at the meeting whether or not you expect to attend; therefore, please promptly sign, date and return the proxy card in the accompanying postage-paid envelope. Even though you execute this proxy, you may revoke it at any time before it is voted. If you attend the meeting, you will be able to vote in person if you wish to do so, even if you have previously returned your proxy card.

                 We look forward to seeing you at the Annual Meeting.

                                      Sincerely,

                                  /s/ Miles L. Marsh
                                      --------------
                                      Miles L. Marsh
                                      CHAIRMAN AND CHIEF
                                         EXECUTIVE OFFICER

                               [James River logo]

                            JAMES RIVER CORPORATION
                                  OF VIRGINIA

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON APRIL 24, 1997

TO THE SHAREHOLDERS OF
JAMES RIVER CORPORATION OF VIRGINIA

     Notice is hereby given that the Annual Meeting of Shareholders of James River Corporation of Virginia (the "Company" or "James River") will be held in the morning at 10:00 a.m. on Thursday, April 24, 1997, in The Halsey Family Lecture Hall at The Virginia Historical Society, 428 North Boulevard, Richmond, Virginia, for the following purposes:

     1. To elect a Board of Directors consisting of eleven (11) persons to serve for the ensuing year; and

     2. To transact such other business as may properly come before the meeting.

     The close of business on February 20, 1997, has been fixed as the record date to determine the shareholders entitled to vote at the Annual Meeting.

     IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AND VOTED. Shareholders, whether or not they expect to attend the meeting in person, are requested to date, sign and return the enclosed proxy card in the envelope provided, on which no postage is needed if mailed in the United States.

     A copy of the Company's Annual Report to Shareholders for the fiscal year ended December 29, 1996, is being mailed to you with this Notice and the Proxy Statement.

     You are cordially invited to attend the meeting.

                                      By order of the Board of Directors,

                                      CLIFFORD A. CUTCHINS, IV
                                      CORPORATE SECRETARY

March 17, 1997

                            JAMES RIVER CORPORATION
                                  OF VIRGINIA

                                 P. O. BOX 2218
                            RICHMOND, VIRGINIA 23218

                                PROXY STATEMENT

                              GENERAL INFORMATION

     This Proxy Statement, which is being mailed to shareholders on or about March 17, 1997, is furnished in connection with the solicitation by the Board of Directors of James River Corporation of Virginia ("James River" or the "Company") of proxies in the form accompanying this Proxy Statement to be voted at the Annual Meeting of Shareholders to be held at 10:00 a.m. on April 24, 1997, in The Halsey Family Lecture Hall at The Virginia Historical Society, 428 North Boulevard, Richmond, Virginia, and any adjournment thereof.

     Shareholders of record of the Company's common stock, par value $.10 per share ("Common Stock"), and its Series P 9% Cumulative Convertible Preferred Stock ("Series P Preferred Stock") at the close of business on February 20, 1997, will be entitled to receive notice of, and to vote at, the Annual Meeting and any adjournment thereof. The Series P Preferred Stock is held in the form of depositary shares, with each depositary share representing a one-hundredth interest in a share of Series P Preferred Stock. As of February 20, 1997, there were 86,305,095 shares of Common Stock and 16,664,366 depositary shares of Series P Preferred Stock outstanding. Each share of Common Stock is entitled to one vote on each matter presented to the shareholders. Each depositary share of Series P Preferred Stock is entitled to .8547 of a vote on each matter presented to the shareholders, voting as a single group with holders of Common Stock.

     The Common Stock and depositary shares of Series P Preferred Stock represented by each properly executed proxy will be voted in the manner specified by the shareholder. If no specific instruction is received, a proxy, when executed and not revoked, will be voted FOR the election of the nominated directors. Execution of the accompanying proxy will not affect a shareholder's right to attend the Annual Meeting and vote in person. Any shareholder giving a proxy has the right to revoke it at any time before it is voted by submitting written notice of revocation or a new proxy.

     Shares for which the holder has elected to withhold or abstain the proxies' authority to vote, including shares held in street name that are not voted, will count toward a quorum but will have no effect on the action taken.

     The cost of solicitation of proxies will be borne by the Company. Solicitation will be made initially by mail; however, the directors, officers and employees of the Company and its subsidiaries may, without additional compensation, solicit proxies by telephone, telegraph or personal interview. The Company intends to engage Georgeson & Co. to solicit proxies from brokers, banks and other institutional holders at an estimated fee of approximately $8,000 plus reimbursable expenses.

                             ELECTION OF DIRECTORS

     The Bylaws of the Company provide for a Board of Directors (the "Board") consisting of eleven members. Each of the directors will serve for a term which will run until the next annual meeting of shareholders or until his or her successor has been elected. Barbara L. Bowles was elected to the Board of Directors on February 20, 1997. Each of the nominees listed has been nominated by the Nominating Committee of the Board and is standing for re-election. Although the Company anticipates that all of the nominees will be able to serve, if at the time of the meeting any nominees are unable or unwilling to serve, shares represented by properly executed proxies will be voted at the discretion of the persons named therein for such other person or persons as the Board of Directors may designate.

INFORMATION ON NOMINEES

                                                                                DIRECTOR   BUSINESS EXPERIENCE AND DIRECTORSHIPS
             NAME               AGE            PRINCIPAL OCCUPATION              SINCE           IN OTHER PUBLIC COMPANIES
------------------------------- ---   --------------------------------------    --------   --------------------------------------
Barbara L. Bowles               49    President, Kenwood Group, Inc.,             1997     Has held present position for more
                                      Chicago, Illinois (investment management             than five years. Director of Black &
                                      firm)                                                Decker Corporation.
William T. Burgin               53    Partner, Bessemer Venture Partners,         1978     Has held present position for more
                                      Wellesley Hills, Massachusetts                       than five years. Director of Galileo
                                      (venture capital partnership)                        Electro-Optics Corporation.
Worley H. Clark, Jr.            64    President, W.H. Clark Associates,           1993     Retired from Nalco Chemical Company in
                                      Ltd., Chicago, Illinois (consulting                  1994 where he served as Chairman and
                                      firm)                                                Chief Executive Officer. Director of
                                                                                           NICOR, Inc., Merrill Lynch & Company
                                                                                           Inc., USG Corporation, Bethlehem Steel
                                                                                           Corporation, Inc., Ultramar Diamond
                                                                                           Shamrock Corporation and Millennium
                                                                                           Chemicals, Inc.
William T. Comfort, Jr.         59    Chairman, Citicorp Venture Capital,         1978     Has held present position for more
                                      Ltd. and Court Square Capital, Ltd.,                 than five years.
                                      New York, New York (subsidiaries of
                                      Citibank, N.A. and Citicorp)
Gary P. Coughlan                53    Senior Vice President, Finance and          1996     Has held present position for more
                                      Chief Financial Officer, Abbott                      than five years.
                                      Laboratories, Abbott Park, Illinois
                                      (diversified health care company)
William V. Daniel               68    Retired Managing Director of Wheat          1969     Retired from Wheat First Butcher
                                      First Butcher Singer, Richmond,                      Singer in 1994. Prior to that time,
                                      Virginia (investment banking and                     served as Managing Director of Wheat
                                      financial services)                                  First Butcher Singer. Director of
                                                                                           Crown Vantage Inc.
Bruce C. Gottwald               63    Chairman and Chief Executive Officer,       1972     Has held present position since 1994.
                                      Ethyl Corporation, Richmond, Virginia                From 1992 to 1994, served as President
                                      (petroleum additives business)                       and Chief Executive Officer of Ethyl
                                                                                           Corporation. Prior to 1992, served as
                                                                                           President and Chief Operating Officer
                                                                                           of Ethyl Corporation. Director of
                                                                                           Ethyl Corporation, Tredegar
                                                                                           Industries, Inc. and CSX Corporation.
Miles L. Marsh                  49    Chairman, President and Chief               1995     Has held position as President and
                                      Executive Officer of the Company                     Chief Executive Officer since 1995 and
                                                                                           position as Chairman since 1996. From
                                                                                           1991 to 1995, served as Chairman and
                                                                                           Chief Executive Officer of Pet Inc.
                                                                                           Director of Dean Witter, Discover &
                                                                                           Co., GATX Corporation and Whirlpool
                                                                                           Corporation.
Robert M. O'Neil                62    Director, The Thomas Jefferson Center       1987     Has held present position for more
                                      for the Protection of Free Expression,               than five years.
                                      Charlottesville, Virginia
Richard L. Sharp                49    Chairman, President and Chief               1996     Has held position as President and
                                      Executive Officer, Circuit City                      Chief Executive Officer since 1986 and
                                      Stores, Inc., Richmond, Virginia                     position as Chairman of the Board
                                      (consumer electronics company)                       since 1994. Director of Circuit City
                                                                                           Stores, Inc. and Flextronics
                                                                                           International, Ltd.
Anne Marie Whittemore (1)       50    Partner, McGuire, Woods, Battle &           1994     Has held present position for more
                                      Boothe, L.L.P., Richmond, Virginia                   than five years. Director of Owens &
                                      (attorneys-at-law)                                   Minor, Inc., USF&G Corporation, T.
                                                                                           Rowe Price Associates, Inc. and
                                                                                           Albemarle Corporation.

---------------

(1) McGuire, Woods, Battle & Boothe, L.L.P. serves as primary outside legal counsel to the Company.

VOTE REQUIRED

     For the election of directors, the eleven nominees receiving the greatest number of affirmative votes cast at the Annual Meeting of Shareholders will be elected.

BOARD OF DIRECTORS AND COMMITTEES

     The Board of Directors met on nine occasions during 1996, including three meetings held by telephone. All members of the Board, except for Mr. Gottwald, attended at least seventy-five percent, in the aggregate, of the meetings of the Board and committees on which they served.

     The Audit Committee of the Board, whose members are William V. Daniel (Committee Chairman), William T. Burgin, Gary P. Coughlan, Bruce C. Gottwald and Robert M. O'Neil, consists of only non-employee directors and met on three occasions during 1996. Throughout the year, the Audit Committee meets periodically with management, members of the Company's internal audit staff and representatives of the Company's independent accountants. The Audit Committee reviews the scope of internal and external audit activities and the results of such audits and is responsible for making the annual recommendation to the Board of Directors for the firm of independent accountants to be retained by the Company.

     The Compensation Committee, whose members are Robert M. O'Neil (Committee Chairman), William T. Burgin, Worley H. Clark, Jr., William V. Daniel and Richard L. Sharp, consists of only non-employee directors. The Compensation Committee met on seven occasions during 1996 and is responsible for recommending the salaries and compensation programs for executive officers to the Board of Directors. This committee is also responsible for administering the Company's Management Incentive Plan, its stock incentive plan and other benefit programs. None of the members of the Compensation Committee are entitled to participate in any of the Company's employee benefit plans.

     The Executive Committee, whose members are Miles L. Marsh (Committee Chairman), Worley H. Clark, Jr., William T. Comfort, Jr., William V. Daniel and Robert M. O'Neil, can exercise most of the powers and authorities of the full Board of Directors in the management of the Company between regularly scheduled board meetings.

     The Finance Committee, whose members are William T. Comfort, Jr. (Committee Chairman), Gary P. Coughlan, Richard L. Sharp and Anne Marie Whittemore, consists of only non-employee directors and met on two occasions during 1996. The Finance Committee meets periodically to review the financial strategy for the Company including balance sheet structure and overall capitalization and related matters.

     The Nominating Committee, whose members are Worley H. Clark, Jr. (Committee Chairman), William T. Comfort, Jr., Bruce C. Gottwald, Miles L. Marsh and Anne Marie Whittemore, met on two occasions during 1996. This committee recommends to the Board of Directors the candidates for election as directors of the Company. The Board of Directors also considers candidates recommended by shareholders entitled to vote for the election of directors. Shareholder recommendations (including the nominee's name, biographical data and written consent to serve as a director if elected) should be submitted to the Nominating Committee of the Company.

COMPENSATION OF DIRECTORS

     During 1996, each director, other than Mr. Marsh, received an annual fee of $30,000 for serving as a director, plus reimbursement of expenses incurred in connection with attending meetings. In addition, each director, other than Mr. Marsh, received a fee of $2,000 for each Board meeting attended, $1,000 for each Committee meeting attended, and $600 for participating in each meeting held by telephone. Directors who are employees of the Company do not receive any additional compensation for membership on, or attending meetings of, the Board of Directors or its committees.

     Effective as of April 1996, the Company adopted the Director Stock Ownership Plan which automatically pays 50 percent of the retainer fee for non-employee directors in Common Stock ("automatic award") and also provides each non-employee director with a means of electing to receive the remaining 50 percent of the retainer fee in Common Stock ("elective award"). The automatic award will be the greater of (i) 250 shares of Common Stock or (ii) the number of shares of Common Stock at its fair market value on an award date that equals 50 percent of the retainer fees payable for the "annual service period" (as defined below). The elective award will be equal to the number of shares of Common Stock at its fair market value on an award date that equals the remaining 50 percent of the retainer fees payable for that annual service period. These shares of Common Stock are restricted until the end of the annual service period when they become vested, nonforfeitable and transferable. An annual service period is the period from the date of the annual shareholders meeting to the day preceding the next annual shareholders meeting. In addition, each director may elect to defer the receipt of Common Stock awarded under this plan beyond the vesting date. These deferred shares do not have voting rights until distributed and are recorded in a "deferred stock account" as hypothetical shares to be paid out as defined by such director's deferral election. When a director becomes entitled to payment of his deferred stock account, the Company will distribute the number of shares of Common Stock equal to the number of hypothetical shares credited to the director's deferred stock account. During 1996, each of the nine non-employee directors received 50 percent of the retainer fee in Common Stock, except for Mr. Coughlan, who received 100 percent of the retainer fee in Common Stock.

     Effective as of May 1, 1983, the Company adopted the Deferred Compensation Plan for Outside Directors (the "Deferred Plan") under which each non-employee director could elect to defer not less than $10,000 of his annual director's fees for a period of at least four years. This plan was frozen upon the adoption of the Director Stock Ownership Plan. Under the Deferred Plan, the Company used the deferred director's fees to purchase life insurance policies on the directors' lives and, in each case, agreed to make deferred payments which, in the aggregate, were intended at the time the policy was purchased to be generally equal, on an after-tax basis, to the proceeds of the policy. The plan provides participating directors with benefits according to schedules set forth in the plan or in individual agreements between the Company and each director. The minimum benefit that a director may earn was a return of his deferred fees, plus interest accrued at the six-month certificate of deposit rate in effect from time to time. Under the Deferred Plan, the Company will pay the deferred benefits beginning on dates selected by the participants at the time the deferral elections were made and will pay death benefits to the beneficiary of a participant who dies before beginning to receive the deferred benefits. Benefits under the plan will generally be paid over a ten-year period. As of December 29, 1996, there were three directors who had previously elected to defer their cash compensation under the Deferred Plan through June 1997, at which time the ability to defer director's fees under this plan will cease. The plan participants are unsecured creditors of the Company and have no right to any specific assets of the Company.

STOCK OPTION PLAN FOR OUTSIDE DIRECTORS

     The Company adopted the Stock Option Plan for Outside Directors in June 1989 and amended and restated the plan as of April 11, 1991. The plan, which operates automatically according to its terms, provides for the grant of non-statutory options with terms of ten years to directors of the Company who are not full-time employees of the Company or a subsidiary ("Outside Director"). The Board of Directors is responsible for the plan's implementation but may not exercise any discretion concerning its administration. The plan provides for an initial grant of stock options of 3,000 shares of Common Stock to each person who first becomes a member of the Board of Directors as an Outside Director after June 8, 1989. The plan also provides for the grant of an option to purchase 1,000 shares of Common Stock as of each April 15th to each Outside Director who has been an Outside Director for at least nine months. All options under the plan are granted at exercise prices equal to the fair market value of the Common Stock on the date of grant and are exercisable immediately.

RETIREMENT PLAN FOR OUTSIDE DIRECTORS

     The Company adopted a Retirement Plan for Outside Directors effective as of December 16, 1993, and amended the plan on February 18, 1994. The plan will provide benefits for Outside Directors who complete at least five years of eligible service. Eligible service is service as an Outside Director and includes service as a director of a predecessor company. An Outside Director who meets these requirements will receive an annual retirement benefit from the Company beginning on the later of (i) the date on which the Outside Director attains age 65 or (ii) the date on which the Outside Director ceases to be a director. The annual benefit will be equal to the annual retainer in effect on the date the Outside Director ceases to be a director. The annual benefit will be paid for a period of years equal to the lesser of (i) the Outside Director's period of eligible service or (ii) ten years. An Outside Director may elect to have the retirement benefit paid as a joint and 50 percent survivor form of payment during such period. The plan is unfunded, and the Outside Directors are unsecured creditors of the Company.

STOCK OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

     The following table lists the number of shares of Common Stock beneficially owned by each director, certain executive officers, and all current directors and executive officers as a group as of February 20, 1997. No directors or executive officers held any shares of preferred stock of the Company as of that date.

                                                                                  NUMBER OF SHARES         PERCENT OF
                                   NAME                                       BENEFICIALLY OWNED (1)(2)    CLASS (12)
                                   ----                                       -------------------------    ----------
Directors(3):
  Barbara L. Bowles.......................................................                3,500                  *
  William T. Burgin.......................................................               61,078(4)               *
  Worley H. Clark, Jr.....................................................                8,645                  *
  William T. Comfort, Jr..................................................               12,128                  *
  Gary P. Coughlan........................................................                5,130                  *
  William V. Daniel.......................................................               10,016(5)               *
  Bruce C. Gottwald.......................................................              109,693                  *
  Miles L. Marsh..........................................................              244,976(6)               *
  Robert M. O'Neil........................................................                9,993                  *
  Richard L. Sharp........................................................                4,000                  *
  Anne Marie Whittemore...................................................                5,564                  *
Other Named Executive Officers:
  Clifford A. Cutchins, IV................................................              138,718(7)               *
  James K. Goodwin........................................................              156,392(8)               *
  Ernst A. Haberli........................................................               60,754(9)               *
  John F. Lundgren........................................................               87,311(10)              *

All directors and executive officers as a group (21 persons)..............            1,318,817(11)            1.5%

---------------
  * Less than 1% of Class.

 (1) Each person has sole voting and investment power over all of the shares listed, except as set forth below.

 (2) The James River StockPlus Investment Plan (the "StockPlus Plan") reports plan information on a unitized basis rather than a per share basis. For purposes of calculating the number of shares beneficially owned for Mr. Marsh and the other named executive officers, an estimate of the number of shares held in the StockPlus Plan has been calculated based on the closing stock price of $34.00 as of December 29, 1996.

 (3) The number of shares for each of Messrs. Burgin, Comfort, Daniel, Gottwald and O'Neil includes 9,128 shares that may be acquired within 60 days through the exercise of stock options. Ms. Bowles', Mr. Clark's, Mr. Coughlan's, Mr. Sharp's and Ms. Whittemore's beneficial ownership includes 3,000, 6,080, 3,000, 3,000 and 5,064 shares, respectively, that may be acquired within 60 days through the exercise of stock options. The number of shares for Messrs. Clark, Coughlan, Gottwald and O'Neil also includes 565, 1,130, 565 and 565 shares, respectively, of restricted stock issued under the Director Stock Ownership Plan; shares deferred by directors under this plan do not have voting rights and are therefore excluded from the number of shares beneficially owned.

 (4) Includes 3,000 shares held by his former spouse as custodian for their children as to which he disclaims any beneficial interest.

 (5) Includes 84 shares held by his spouse for which voting and investment power is shared.

 (6) Includes 83,333 shares that may be acquired within 60 days through the exercise of stock options, 150,000 shares of restricted stock for which he has voting rights and 566 shares held in the StockPlus Plan.

 (7) Includes 72,644 shares that may be acquired within 60 days through the exercise of stock options, 50,000 shares of restricted stock for which he has voting rights, 4,201 shares held in the StockPlus Plan and 900 shares held by his children for which voting and investment power is shared.

 (8) Includes 85,225 shares that may be acquired within 60 days through the exercise of stock options, 60,000 shares of restricted stock for which he has voting rights, 2,461 shares held in the StockPlus Plan and 100 shares held by his children for which voting and investment power is shared.

 (9) Includes 8,333 shares that may be acquired within 60 days through the exercise of stock options, 50,000 shares of restricted stock for which he has voting rights and 512 shares held in the StockPlus Plan.

(10) Includes 24,616 shares that may be acquired within 60 days through the exercise of stock options, 55,000 shares of restricted stock for which he has voting rights and 5,557 shares held in the StockPlus Plan.

(11) Includes 430,309 shares that may be acquired within 60 days through the exercise of stock options, 637,825 shares of restricted stock with voting rights, 35,264 shares held in the StockPlus Plan and 5,232 shares held in trust or by spouse and children for which voting and investment power is shared.

(12) Any Common Stock not outstanding but which can be acquired through the exercise of stock options within 60 days by a shareholder named in the table is deemed outstanding for the purpose of computing the percentage of outstanding Common Stock owned by such shareholder but is not deemed outstanding for the purpose of computing the percentage of Common Stock owned by any other shareholder.

                             PRINCIPAL SHAREHOLDERS

     The following table lists shareholders known by the Company to be the beneficial owners of more than five percent of the outstanding Common Stock and Series P Preferred Stock depositary shares as of the most recent practicable date, which is based on information derived from Schedules 13G filed by such beneficial owners with the Securities and Exchange Commission ("SEC").

                                                                        NUMBER OF
                                                                         SHARES        PERCENT
       TITLE                        NAME AND ADDRESS                    BENEFICIALLY     OF
     OF CLASS                      OF BENEFICIAL OWNER                    OWNED       CLASS (7)
-------------------  -----------------------------------------------    ---------     ---------

Common Stock         The Bank of New York, as Trustee for the           9,942,958(1)     11.5%
                     James River StockPlus Investment Plan
                     One Wall Street
                     New York, New York 10286

Common Stock         The Capital Group Companies, Inc.                  9,281,760(2)     10.4%
                     333 South Hope Street
                     Los Angeles, California 90071

Common Stock         Equinox Capital Management, Inc.                   4,594,200(3)      5.3%
                     590 Madison Avenue
                     New York, New York 10022

Common Stock         Dodge & Cox                                        4,485,772(4)      5.2%
                     One Sansome St., 35th Floor
                     San Francisco, California 94104

Series P Preferred   College Retirement Equities Fund                   2,600,000(5)     15.6%
Stock depositary     730 Third Avenue
shares               New York, New York 10017

Series P Preferred   The Capital Group Companies, Inc.                  2,490,000(6)     15.0%
Stock depositary     333 South Hope Street
shares               Los Angeles, California 90071

---------------

(1) Shares are voted by the Trustee as directed by the plan participant to whose account such shares are credited. If no instructions are received from a participant, the Trustee will vote the shares in such manner as it deems appropriate. The Bank of New York had shared voting and investment power for all of these shares which it held as Trustee for the Company's StockPlus Plan. The Bank of New York disclaimed beneficial ownership of these shares.

(2) The Capital Group Companies, Inc. ("The Capital Group") beneficially owned 9,281,760 shares of Common Stock, which included 195,690, 1,049,880 and 2,292,290 shares of Common Stock obtained through the assumed conversion of the Series K $3.375 Cumulative Convertible Exchangeable Preferred Stock, Series L $14.00 Cumulative Convertible Exchangeable Preferred Stock and Series P Preferred Stock of the Company. The Capital Group is the parent holding company of a group of investment management companies that hold investment power and, in some cases, voting power over these shares. Of the shares reported, 4,417,290 shares were beneficially owned by Capital Research and Management Company, an investment adviser and wholly owned subsidiary of The Capital Group, as a result of its acting as investment adviser to various investment companies. The remaining shares reported were beneficially owned by other subsidiaries of The Capital Group, none of which by itself owned more than 5% or more of the shares. The Capital Group Companies, Inc., through its subsidiaries, had sole voting power for 3,066,900 shares, sole investment power for all 9,281,760 shares and disclaimed beneficial ownership of all shares.

(3) Equinox Capital Management, Inc. had sole voting and investment power over 2,707,100 shares; shared voting power over 1,887,100 shares; investment power for all shares and disclaimed beneficial ownership of all shares.

(4) Dodge & Cox, through its clients, which include investment companies, employee benefit plans, pension funds and other institutional clients, had sole voting power over 3,992,172 shares; shared voting power over 493,600 shares; sole investment power over 4,462,572 shares; and shared investment power over 23,200 shares.

(5) The College Retirement Equities Fund had sole voting and investment power for all of these shares.

(6) All of these shares are beneficially owned by Capital Research and Management Company, an investment adviser and wholly owned subsidiary of The Capital Group, as a result of acting as investment adviser to various investment companies. Of these shares, 1,665,000 are beneficially owned by The Income Fund of America, Inc., an investment company, which is advised by the Capital Research and Management Company. Both The Capital Group and the Capital Research and Management Company had investment power for the 2,490,000 shares, no voting power for these shares and disclaimed beneficial ownership of all shares. The Income Fund of America, Inc., had sole voting power for the 1,665,000 shares and had investment power for all 1,665,000 shares.

(7) Common Stock and convertible Preferred Stock not outstanding which can be acquired through conversion privileges within 60 days by a shareholder named in the table is deemed outstanding for the purpose of computing the percentage of outstanding Common Stock owned by such shareholder but is not deemed outstanding for the purpose of computing the percentage of Common Stock owned by any other shareholder.

                             EXECUTIVE COMPENSATION
    ------------------------------------------------------------------------

                           SUMMARY COMPENSATION TABLE

                                                                                              LONG-TERM COMPENSATION
                                                                                          ---------------------------
                                                                                                      AWARDS
                                                                                          ---------------------------
                                                    ANNUAL COMPENSATION                             SECURITIES
                                         ------------------------------------------  RESTRICTED     UNDERLYING
            NAME AND                                              OTHER ANNUAL         STOCK         OPTIONS/          ALL OTHER
       PRINCIPAL POSITION         YEAR   SALARY     BONUS     COMPENSATION (1)(2)   AWARD(S) (3)       SARs         COMPENSATION (4)
----------------------------      ----   -------   -------    -------------------   ------------    ----------      ----------------
                                           ($)       ($)              ($)               ($)            (#)                ($)

Miles L. Marsh                    1996   858,462   900,000          575,888           3,966,000       100,000            30,905
Chairman, President and           1995   184,615   150,000                0           1,606,250       250,000             6,858
  Chief Executive Officer         1994         0         0                0                   0             0                 0

John F. Lundgren                  1996   317,308   282,750          160,922           1,454,200        30,000            12,531
President, European Consumer      1995   255,287    65,000          107,930             463,125        40,000             8,083
  Products                        1994   199,615    80,000          127,217                   0             0             7,056

Ernst A. Haberli                  1996   287,404   310,960(5)             0           1,697,000        50,000             5,511
Senior Vice President,            1995         0         0                0                   0             0                 0
  Strategy                        1994         0         0                0                   0             0                 0

James K. Goodwin                  1996   400,000   195,000                0           1,586,400        30,000            18,071
President, North American         1995   371,154   175,155           46,802                   0        50,800            10,451
  Consumer Products               1994   326,154    33,000                0                   0        25,400            11,644

Clifford A. Cutchins, IV          1996   308,077   231,210                0           1,322,000        25,000            11,969
Senior Vice President,            1995   290,769   129,730           35,106                   0        25,400            11,096
  General Counsel and             1994   250,769    39,000                0                   0        20,320             7,891
  Corporate Secretary

---------------

(1) The amount disclosed herein for the fiscal year ended December 29, 1996, for Mr. Marsh represents reimbursement of relocation costs. The amounts disclosed for Mr. Lundgren for all years presented represent international assignment equalization payments.

(2) The amounts disclosed herein for the fiscal year ended December 31, 1995, for Mr. Goodwin and Mr. Cutchins represent the tax reimbursement associated with distributions for annuity purchases made in 1995. These annuities were purchased pursuant to the Supplemental Benefit Plan which is discussed herein under the heading "Pension Plan."

(3) The number and value ($34.00 per unit) as of December 29, 1996, of the restricted Common Stock holdings for the named executive officers were:
    Miles L. Marsh, 184,354 units, $6,268,036; John F. Lundgren, 70,359 units, $2,392,206; Ernst A. Haberli, 65,265 units, $2,219,010; James K. Goodwin,
    75,558 units, $2,568,972; and Clifford A. Cutchins, IV, 58,609 units, $1,992,706. These units are either restricted shares of Common Stock or hypothetical shares of Common Stock that are currently subject to vesting restrictions under the 1996 Stock Incentive Plan or the Deferred Stock Plan, respectively.

    Under the Deferred Stock Plan, the grantee's interest in the hypothetical shares of Common Stock becomes vested in equal annual increments over a period of time established for each grantee by the Compensation Committee; the vesting schedules established for the named executive officers range from two to eight years. At the end of each fiscal year, dividends which would have accrued on such shares are credited to each grantee's account in the form of additional hypothetical shares. In 1996, Mr. Haberli received 15,000 units and in 1995, Mr. Marsh and Mr. Lundgren received 50,000 and 15,000 units, respectively, under this plan. Upon irrevocable election of the grantee at the time of the award, awards are paid either (i) as amounts become vested or (ii) in installments upon retirement or after age 65. Each of the named executive officers elected a pre-retirement payout for his grants.

    Under the 1996 Stock Incentive Plan, the grantee's interest in restricted shares of Common Stock becomes vested in annual vesting percentages, which vary by quartile, ranging from zero to 40 percent based upon the Company's Total Shareholder Return performance as ranked with its peer group companies defined herein under the heading "Performance Graph." These shares will vest after eight years, except in the case of Mr. Marsh, whose shares are forfeited after seven years if they have not vested prior to the term date. In July 1996, Messrs. Marsh, Lundgren, Haberli, Goodwin and Cutchins received a grant of 150,000, 55,000, 50,000, 60,000, and 50,000 restricted shares of Common Stock, respectively, under the Company's 1996 Stock Incentive Plan.

(4) These amounts include Company contributions to the StockPlus Plan, the Supplemental Deferral Plan and an enhanced life insurance plan. Company contributions allocated to the named executive officers for 1996 under the StockPlus Plan and the Supplemental Deferral Plan were: Miles L. Marsh, $5,400 and $25,505; John F. Lundgren, $5,400 and $7,131; Ernst A. Haberli, $5,511 and $0; James K. Goodwin, $5,400 and $9,000; and Clifford A. Cutchins, IV, $3,420 and $7,047, respectively. The remainder of the amounts disclosed for 1996, if any, represents the Company contributions allocated to these individuals under an enhanced life insurance plan offered to certain officers as an alternative to the group universal life insurance plan.

(5) Includes $83,125 for a signing bonus.

EMPLOYMENT AGREEMENTS

     To ensure the continuing dedication of the service of its executives, notwithstanding the possibility of a change of control, the Company entered into certain employment agreements on August 22, 1996, with those executive officers named in the Summary Compensation Table. Each agreement provides the named officer with a base salary, subject to annual review and upward adjustment; an annual bonus under the Management Incentive Plan; participation in the Company's incentive, savings and retirement plans, practices, policies and programs; and eligibility in employee benefits plans, applicable generally to other peer executives of the Company. The employment agreements are effective for a three year period and extend annually for additional one year periods unless notice to the contrary is given.

     Each employment agreement generally provides that, if an officer is terminated without cause, a lump sum cash payment shall be paid to him. The payment shall be an amount equal to two times the sum of such executive's base salary and his prior year's target bonus amount under the Management Incentive Plan (the "Minimum Bonus"). In the event that termination of employment follows a change of control, each employment agreement generally provides for a lump sum cash payment within 30 days of termination in an aggregate amount equal to three times the sum of such executive's base salary and Minimum Bonus amount plus earnings credits under the Company's retirement plan which would have been earned over the three years after termination. The related fringe benefits will also be continued during the three years after such termination. In addition, upon a change of control, each agreement provides for the immediate vesting of all stock options, restricted stock and other stock incentives held by the executive. The agreements provide that executives are to be made whole on an after-tax basis with respect to certain excise taxes which may be imposed upon payments under the agreements.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                   INDIVIDUAL GRANTS
                             --------------------------------------------------------------      POTENTIAL REALIZABLE
                               NUMBER OF                                                           VALUE AT ASSUMED
                               SECURITIES        % OF TOTAL                                      ANNUAL RATES OF STOCK
                               UNDERLYING       OPTIONS/SARS                                      PRICE APPRECIATION
                                OPTIONS/         GRANTED TO       EXERCISE                        FOR OPTION TERM (3)
                                  SARS          EMPLOYEES IN        PRICE        EXPIRATION     -----------------------
          NAME               GRANTED (1)(2)     FISCAL YEAR       PER SHARE         DATE           5%            10%
-------------------------    --------------     ------------     -----------     ----------     ---------     ---------
                                  (#)                                                             ($)            ($)
Miles L. Marsh                   100,000             7.31%         $26.44         6/30/06      1,662,797     4,213,855
John F. Lundgren                  30,000             2.19%         $26.44         6/30/06        498,839     1,264,157
Ernst A. Haberli                  25,000             1.83%         $26.44         6/30/06        415,699     1,053,464
Ernst A. Haberli                  25,000             1.83%         $24.75         1/26/06        389,129       986,128
James K. Goodwin                  30,000             2.19%         $26.44         6/30/06        498,839     1,264,157
Clifford A. Cutchins, IV          25,000             1.83%         $26.44         6/30/06        415,699     1,053,464

---------------

(1) The option grants under the 1996 Stock Incentive Plan become exercisable in two equal cumulative annual amounts beginning one year after the grant date. The option grants under the 1987 Stock Option Plan become exercisable in three equal cumulative annual amounts beginning one year after the grant date. The exercise price for each option under both plans is equal to the fair market value per share of the Common Stock on the grant date. The Company's stock option plans provide for the acceleration of the vesting of options in certain circumstances, including a merger, sale of assets or liquidation of the Company or the participant's retirement, permanent disability or death.

(2) The holders of options have the right to exchange previously owned mature shares of Common Stock (defined as owned for at least six months), valued at the current market price, to pay the exercise price of the options.

(3) These options are granted for a term of ten years and one day. The amounts disclosed are the result of calculations at five and ten percent assumed rates of appreciation permitted by the Securities and Exchange Commission; therefore, these amounts are not intended to forecast potential future appreciation of the Company's Common Stock price. The amounts disclosed are based on assumed rates of appreciation of the Company's Common Stock price over a ten-year period. A zero percent gain in stock price appreciation from the date of grant will result in zero dollars for the optionee.

            AGGREGATED OPTION/SAR EXERCISES IN THE LAST FISCAL YEAR
                     AND FISCAL YEAR END OPTION/SAR VALUES

                                                                  NUMBER OF SECURITIES              VALUE OF UNEXERCISED
                                                                 UNDERLYING UNEXERCISED                 IN-THE-MONEY
                                                                      OPTIONS/SARS                      OPTIONS/SARS
                                                                     AS OF 12/29/96                  AS OF 12/29/96 (1)
                             SHARES ACQUIRED      VALUE       -----------------------------     -----------------------------
          NAME                 ON EXERCISE       REALIZED     EXERCISABLE     UNEXERCISABLE     EXERCISABLE     UNEXERCISABLE
-------------------------    ---------------     --------     -----------     -------------     -----------     -------------
                                   (#)             ($)            (#)              (#)              ($)              ($)
Miles L. Marsh                      0               0            83,333          266,667            145,833       1,047,667
John F. Lundgren                    0               0            53,916(2)        56,667            318,225(2)      265,200
Ernst A. Haberli                    0               0                 0           50,000                  0         420,250
James K. Goodwin                    0               0            85,225           72,334          1,040,978         642,014
Clifford A. Cutchins, IV            0               0            72,644           48,707            775,378         311,727

---------------

(1) The value of unexercised in-the-money Options/SARs as of December 29, 1996, is equal to the fair market value of Common Stock on that date ($34.00 per share) minus the exercise price.

(2) Includes 29,300 shares related to Jamont N.V., the Company's European Consumer Products Business, book value based SAR's, valued as of December 29, 1996, at $226,258.

PENSION PLAN

     The Company provides a defined benefit pension plan for salaried employees. This plan is 100 percent employer paid for all service after December 31, 1996. Prior to 1997, participating employees contributed 1 percent of their pensionable earnings. Pensionable earnings include base salary, overtime compensation, profit sharing, bonuses and commissions. In 1996, under Internal Revenue Service regulations, pensionable earnings over $150,000 will not be taken into account for purposes of calculating plan benefits. The maximum annual benefit which may be paid to any retiree from the plan, attributable to employer contributions, is $120,000. Effective in 1997, the limit on eligible pensionable earnings and the maximum annual benefit attributable to employer contributions will increase to $160,000 and $125,000, respectively. These amounts may be increased to take into account increases in the cost of living.

     Annual benefits payable under the plan are currently equal to the product of the participant's years of service while participating in the plan, up to 35 years, multiplied by the sum of 1.05 percent of the participant's "Average Pay" (the average of a participant's highest five consecutive years of pensionable earnings) plus .65 percent of a participant's Average Pay in excess of covered compensation (the average of the taxable Social Security wage bases during a participant's work lifetime, up to 35 years). A participant will be vested in the portion of benefits attributable to Company contributions (i) after five years of service or (ii) if the participant had made contributions to the plan which remained in the plan until retirement.

     An alternative pension benefit formula may be used to calculate the pension benefit for service through December 31, 1988, for employees who participated in the plan prior to January 1, 1989. However, if the current formula provides a greater benefit at retirement for such service, that formula will apply.

     In 1996, the plan was amended to provide an enhanced retirement benefit for certain Consumer Products business participants who were age 55 with ten years of service as of January 1, 1996, pursuant to a voluntary separation program. The benefit formula equates to augmenting age and service by five years, provided however that age and service do not exceed 65 years or 35 years, respectively, and includes the recognition of years of service for an employee's service with any previous company acquired by James River. A safe harbor calculation was used as a benefit ceiling for highly compensated employees.

     The Company also maintains the Supplemental Benefit Plan which provides eligible individuals with the difference between the benefits they actually accrue under the pension plan and the benefits they would have accrued under such plan but for the maximum benefit and compensation limitations imposed by law. The Supplemental Benefit Plan also provides eligible individuals with a benefit that approximates the additional benefit that would have been payable under the pension plan had the benefit formula in effect on December 31, 1988, continued in effect. The Supplemental Benefit Plan also provides an additional benefit for certain Company executives representing the benefit for the officer's service with a predecessor company, reduced by the total benefit payable to the officer from James River's pension plans and pension plans of such predecessor companies. Participants in the Supplemental Benefit Plan are general creditors of the Company. The supplemental benefits are to be paid by the Company as the benefits become payable. The Supplemental Benefit Plan provides that the accrued benefits under the plan may be distributed at the discretion of the Company.

     Miles L. Marsh accrues benefits under a separate supplemental benefit plan based on a benefit formula of 50 percent of total compensation upon reaching age 55, offset by Social Security and benefits under the Company's pension plan at his earliest retirement age, which is currently estimated to be approximately $700,000 at the seventh year of service. This benefit will be reduced proportionately for service less than seven years.

     The Company maintains a supplemental benefit trust for the exclusive purpose of providing supplemental benefits to all participants in the Supplemental Benefit Plan. The assets of the trust are subject to the claims of the Company's creditors in the event of bankruptcy or insolvency.

                  APPROXIMATE ANNUAL PENSION BENEFIT AT AGE 65

                                              YEARS OF SERVICE
FINAL AVERAGE     -------------------------------------------------------------------------
     PAY             10           15           20           25           30           35
-------------     --------     --------     --------     --------     --------     --------
 $   200,000      $ 32,210     $ 48,310     $ 64,420     $ 80,520     $ 96,620     $112,730
     400,000        66,210       99,310      132,420      165,520      198,620      231,730
     600,000       100,210      150,310      200,420      250,520      300,620      350,730
     800,000       134,210      201,310      268,420      335,520      402,620      469,730
   1,000,000       168,210      252,310      336,420      420,520      504,620      588,730
   1,200,000       202,210      303,310      404,420      505,520      606,620      707,730
   1,400,000       236,210      354,310      472,420      590,520      708,620      826,730

     The pensionable earnings for each of the named executive officers are not materially different from the amounts disclosed as salary and bonus under annual compensation in the Summary Compensation Table. The estimated years of benefit service, as of normal retirement at age 65, for the named executive officers are: Miles L. Marsh, 17 years; John F. Lundgren, 34 years; Ernst A. Haberli, 18 years; James K. Goodwin, 20 years; and Clifford A. Cutchins, IV, 23 years.

     The above table shows the approximate annual pension benefit which would be provided to salaried employees, under the benefit formula effective January 1, 1989, upon retirement at age 65 assuming that a single life annuity has been elected, except for Mr. Marsh as described above. The amounts in the table are not subject to reduction for Social Security or other offset amounts. The pension table includes benefits under the Supplemental Benefit Plan, some of which will be provided by annuities purchased in 1995.

                               PERFORMANCE GRAPH

     James River is subject to SEC rules which require all public companies to present a graph of total investment return in their annual proxy statement. The rules require a line graph which compares James River's five-year cumulative shareholder return on its Common Stock with the Standard & Poor's ("S&P") 500 Stock Index and either a published industry index or an index of peer companies selected by the Company. During 1995 and 1996, James River restructured to sharpen its focus on core businesses and brands through non-strategic business divestitures; therefore, the S&P Paper and Forest Products Industry Index is no longer representative of the Company's current lines of business. The Company selected a peer group comprised of the following companies: American Greetings Inc., Boise Cascade Corporation, Champion International Corporation, Chesapeake Corporation, The Clorox Company, Colgate-Palmolive Company, Fort Howard Corporation, Georgia-Pacific Corporation, International Paper Corporation, Jefferson Smurfit Corporation, Kimberly Clark Corporation, Mead Corporation, The Procter & Gamble Company, Tambrands, Inc. and Westvaco Corporation. Prior to 1996, James River had used the S&P Paper and Forest Products Industry index (a published industry index) in the graph of total investment return.

     The graph below presents a comparison of James River's performance with the S&P 500 Stock Index, the Peer Group, and the S&P Paper and Forest Products Industry Index, assuming investments of $100 were made on December 31, 1991, and that dividends were reinvested.

             COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN AMONG
           JAMES RIVER CORPORATION OF VIRGINIA, S&P 500 STOCK INDEX,
          PEER GROUP AND S&P PAPER AND FOREST PRODUCTS INDUSTRY INDEX


                              [Insert Graph Here]


                             1991     1992     1993    1994     1995     1996

James River                $100.00  $ 95.38  $102.28  $110.94  $135.11  $189.53

S&P 500 Stock Index        $100.00  $107.62  $118.46  $120.03  $165.13  $203.05

Peer Group                 $100.00  $113.09  $121.88  $132.36  $166.93  $206.76

S&P Paper & Forest         $100.00  $114.34  $126.01  $131.30  $144.57  $159.92
 Products Industry Index

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors (the "Committee") is responsible for ensuring that the design, development and approval of the Company's executive compensation program is based primarily on objective measures of performance at the corporate, business unit and individual executive level. The Committee believes compensation should vary on the basis of individual and Company performance, should be aligned to comparable peer groups, and should ultimately be driven by the long-term interests of shareholders. The Committee's executive compensation principles are as follows:

            o In general, base compensation will be aligned to median base compensation levels at comparable organizations; salaries will, however, exceed comparable levels when individuals exceed expected performance levels.

            o As executives assume greater responsibilities, their compensation packages will emphasize equity (stock options and stock) and variable cash compensation.

            o Executives will be rewarded for both financial and individual performance on the basis of clearly defined goals and objectives.

     The executive compensation program consists of specific elements that, in the aggregate, are market comparative and are aligned to short and long-term business objectives. For fiscal 1996, the compensation elements consist of base compensation, management short-term cash incentives, stock options and performance shares.

     Section 162(m) of the Internal Revenue Code of 1986, as amended, which was enacted in 1993, imposes a $1,000,000 limit on the amount of compensation that is deductible by the Company with respect to the Chief Executive Officer and each of the four named executive officers, unless specified plan design and administration parameters are met. Currently, the Company's stock option plan complies with Section 162(m). The Compensation Committee and management are reviewing several alternatives for the management short-term cash incentive plan for plan year 1998.

     To determine the Company's comparative position on each of the specified compensation elements, the Company participates in and uses various published survey sources. Many of the companies which participate in these published surveys are included in the S&P 500 Stock Index. Several of the surveyed companies are included in James River's peer group referred to under the heading "Performance Graph."

BASE COMPENSATION

     Base compensation is the base salary program that provides executives with annual salaries which are, on average, at the median of consumer products and forest paper industries' base salary information for jobs of similar scope and responsibility. The executive salaries are reviewed annually and are adjusted periodically when survey information shows that executive salaries have fallen below median salary information.

MANAGEMENT SHORT-TERM CASH INCENTIVES

     The 1996 Management Incentive Plan is the short-term cash incentive component of the executive compensation program. This plan is designed to provide an added incentive to plan participants for aligning their decisions, efforts and results to the Company's business objectives. Eligibility in the plan, as approved by the Compensation Committee, is determined by organizational salary grades and comparable market practices for positions with similar scope and responsibility. A target award percentage is assigned to each management level salary grade. Target awards under this plan range from 15 to 70 percent of base salary depending on a participant's salary grade level. Participants may earn awards up to a maximum of 200 percent of their target awards. The named executive officers, depending on organizational responsibilities, may earn awards based on Company performance that is determined within a matrix that combines earnings per share ("EPS") and/or Business Unit operating income to plan. Executives earned awards in 1996 as a result of meeting and, in some instances, exceeding pre-established Business objectives.

STOCK OPTIONS

     Stock options granted under the 1996 Stock Incentive Plan are used to align executive efforts and rewards with Company performance and shareholder value. By design, grants under this plan provide value to executives when shareholders benefit from stock price appreciation.

     Key employees, including the executive officers, are eligible to participate in this plan. Options are generally granted on a biennial basis, with terms of ten years, and generally vest in equal installments over a period of two years. Options usually may not be exercised unless the individual remains an employee of the Company for at least one year after the grant date. All stock options are granted with an exercise price equal to the fair market value of the Company's Common Stock on the date of grant.

     Individual awards granted under this plan are within ranges established for each salary grade and are specifically determined by individual performance. The target awards established at each salary grade reflect published general industry survey data.

     During 1996, the Compensation Committee authorized stock option grants to key employees, including the executive officers. The number of options granted to executives was based on average option grant face values awarded to consumer products, forest paper and general industry executives with positions of similar scope and responsibility.

PERFORMANCE SHARES

     Performance shares were granted under the 1996 Stock Incentive Plan. The intent of this plan is described in the Stock Options section above. Key employees, including the executive officers, are eligible to receive performance shares under this plan. Shares granted under this plan will vest after eight years, except in the case of Mr. Marsh, whose shares are forfeited after seven years if they have not vested prior to the term date. Share vesting may be accelerated if the Company performs in the top three quartiles of the Company's peer group. Annual vesting percentages, which vary by quartile, range from zero to 40 percent. Company performance, for vesting purposes, is defined as Total Shareholder Return ("TSR") quartile ranking against the TSR ranking of other peer group companies.

CEO COMPENSATION

BASE COMPENSATION

     Mr. Marsh's annual base salary is $880,000. The Committee, having reviewed comparative salary information from published surveys representing consumer products, forest paper and general industry organizations believes Mr. Marsh's salary is comparable to other salaries of positions with similar scope and responsibility found in the consumer products and forest paper industries.

MANAGEMENT SHORT-TERM CASH INCENTIVES

     Mr. Marsh received an incentive award of $900,000 under the 1996 Management Incentive Plan as a result of the Company having exceeded its pre-established EPS objectives and the Committee's assessment of Mr. Marsh's performance.

STOCK OPTIONS/PERFORMANCE SHARES

     The Committee granted Mr. Marsh 100,000 stock options at a grant price of $26.44 on July 1, 1996. The stock options will vest in equal installments over a two year period. In addition, Mr. Marsh received 150,000 performance shares at the same grant price of $26.44 on July 1, 1996. These shares will vest only if the Company performs in the top three quartiles of the Company's peer group. Annual vesting percentages, which vary by quartile, range from zero to 40 percent. Company performance, for vesting purposes, is defined as Total Shareholder Return ("TSR") quartile ranking against the TSR ranking of other peer group companies. Mr. Marsh will forfeit any such shares that have not vested by the end of the seventh year.

     Submitted by the Compensation Committee of the Board of Directors:

                          Robert M. O'Neil (Committee Chairman)
                          William T. Burgin
                          Worley H. Clark, Jr.
                          William V. Daniel
                          Richard L. Sharp

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 and SEC regulations require the Company's directors, certain officers and greater than ten percent shareholders to file initial reports of ownership on Form 3 and changes in ownership on Forms 4 or 5 with the SEC. The Company undertakes to file such forms for its directors and officers pursuant to powers of attorney given to certain attorneys-in-fact. Such directors, officers and ten percent shareholders are also required by SEC rules to furnish the Company with copies of all Section 16(a) reports they file.

     Based on its filing of such reports and on written representations from such officers, directors and ten percent shareholders, the Company believes that, during the fiscal year ended December 29, 1996, all applicable Section 16(a) filing requirements were met, except for two late filings. These filings were for an initial filing on Form 3 for Mr. Haberli, which was six days late, and for a filing on Form 4 for Mr. Goodwin to report the transfer of shares.

                            INDEPENDENT ACCOUNTANTS

     Coopers & Lybrand L.L.P. served as the Company's independent accountants during the Company's fiscal year ended December 29, 1996. Upon the recommendation of the Audit Committee, the Board of Directors has appointed Coopers & Lybrand L.L.P. to serve as the independent accountants of the Company for its fiscal year ending December 28, 1997. A representative of Coopers & Lybrand L.L.P. is expected to be present at the Annual Meeting of Shareholders. He will have an opportunity to make a statement if he so desires and will be available to answer appropriate questions from shareholders.

                                    REPORTS

     A copy of the Annual Report of the Company for the fiscal year ended December 29, 1996, is being mailed to you with this Notice and Proxy Statement. No part of the Annual Report shall be regarded as proxy soliciting material. A copy of the Equal Opportunity Report may be obtained by any shareholder after May 15, 1997, free of charge, upon written request to James River Corporation of Virginia, Attention: Corporate Secretary, P. O. Box 2218, Richmond, Virginia 23218.

                 OTHER MATTERS THAT MAY COME BEFORE THE MEETING

     The Company has no present knowledge of any other matters to be presented at the Annual Meeting of Shareholders. If any other matters should properly come before the meeting, and any adjournment thereof, it is the intention of the persons named in the accompanying proxy to vote such proxy with respect to any such other matter in accordance with their best judgment.

                       PROPOSALS FOR 1998 ANNUAL MEETING

     Any shareholder desiring to make a proposal to be acted upon at the 1998 Annual Meeting of Shareholders must present such proposal to Clifford A. Cutchins, IV, the Corporate Secretary of the Company, whose address is P.O. Box 2218, Richmond, Virginia 23218, not later than November 17, 1997, in order for the proposal to be considered for inclusion in the Company's Proxy Statement. Any such proposal must meet the applicable requirements of the Securities Exchange Act of 1934 and the rules and regulations thereunder.

     The Company's Bylaws prescribe the procedure that a shareholder must follow to nominate directors or to bring other business before shareholders' meetings. For a shareholder to nominate a candidate for director at the 1998 Annual Meeting of Shareholders, notice of nomination must be given to the Corporate Secretary of the Company not earlier than December 1, 1997, but before January 1, 1998. The notice must describe various matters regarding the nominee, including the name, address, and occupation and the number of shares of Common Stock held by such person. For a shareholder to bring other business before the 1998 Annual Meeting of Shareholders, notice must be given to the Corporate Secretary of the Company between December 1, 1997, and January 1, 1998, and must include a description of the proposed business, the reasons therefore, and other specified matters. However, if the shareholder wishes a proposal to be considered for inclusion in the Company's Proxy Statement, such proposal must be presented not later than November 17, 1997, as explained above. Any shareholder may obtain a copy of the Company's Bylaws, without charge, upon written request to the Corporate Secretary.

     A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 29, 1996, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION MAY BE OBTAINED BY ANY SHAREHOLDER AFTER APRIL 15, 1997, FREE OF CHARGE, UPON WRITTEN REQUEST TO JAMES RIVER CORPORATION OF VIRGINIA, ATTENTION: INVESTOR RELATIONS, P.O. BOX 2218, RICHMOND, VIRGINIA 23218, OR BY CALLING (804) 343-4900.

[James River Logo] JAMES RIVER CORPORATION


                            James River Corporation has two programs for shareholders which you may find of interest:

DIVIDEND REINVESTMENT PLAN  This plan is available  to holders of record of
                            Common Stock. It allows your dividends to be reinvested in additional shares of the Company's stock on a commission-free basis.




DIRECT DEPOSIT PROGRAM      This program allows your dividends to be
                            automatically deposited into your account at the financial institution you designate, and it is available to holders of record of both common and preferred stock. Many shareholders find this to be a convenient method to obtain quick access to dividend payments.

         For additional information on either of these programs, contact our transfer agent, Norwest Bank, at (800) 468-9716.

**********************************PROXY CARD************************************


PROXY

                       JAMES RIVER CORPORATION OF VIRGINIA

                    PROXY SOLICITED BY THE BOARD OF DIRECTORS

THE UNDERSIGNED APPOINTS MICHAEL J. ALLAN, CLIFFORD A. CUTCHINS, IV AND DANIEL
J. GIRVAN, EACH WITH POWER TO ACT ALONE AND WITH POWER OF SUBSTITUTION, AS PROXIES AND AUTHORIZES THEM TO REPRESENT AND VOTE, AS DIRECTED, ALL VOTING SECURITIES OF JAMES RIVER CORPORATION OF VIRGINIA HELD OF RECORD BY THE UNDERSIGNED ON FEBRUARY 20, 1997 UPON ALL MATTERS PROPERLY COMING BEFORE THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON APRIL 24, 1997, AND ANY ADJOURNMENT THEREOF.

              THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEM 1.

1.   Election of Directors                      FOR [ ]     WITHHELD [ ]

     Nominees: Bowles, Burgin, Clark, Comfort, Coughlan, Daniel, Gottwald, Marsh, O'Neil, Sharp and Whittemore
     FOR, except vote WITHHELD from the following nominees:

   --------------------------------------------------------------------------

2. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.




                     (Please date and sign the reverse side)

                           (continued from other side)


IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS.


                            Please sign exactly as name appears at left. When signing as attorney, executor, trustee or other representative capacity, state full title.

                            Date ________________________________ , 1997



                            ------------------------------------------
                                            (Signature)

                            ------------------------------------------
                                            (Signature)


                            PLEASE SIGN, DATE AND RETURN THIS PROXY IN THE ENCLOSED ENVELOPE.